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                                                                    EXHIBIT 23.2



                      CONSENT OF PURVIS, GRAY AND COMPANY


We hereby consent to the use of our report dated March 7, 1997, relating to the consolidated financial statements of Key Florida Bancorp, Inc. and Subsidiaries for the year ended December 31, 1996, included in the registration statement on Form S-4. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus constituting part of such registration statement on Form S-4.


January 28, 1998
Gainesville, Florida               /s/ Purvis, Gray and Company

                                       Purvis, Gray and Company